EXHIBIT 5


                                  Law Offices
                               STEVEN L. SISKIND

                                   Suite 403
                                645 Fifth Avenue
                            New York, New York 10022
                                 (212) 750-2002
                                FAX (212)838-7982

January 28, 2003


Universe2U Inc.
8500 Leslie Street, Suite 500
Thornhill, Ontario L3T 7M7
Canada

Gentlemen:

     I have reviewed the Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission, relating to 1,000,000 shares of common stock, par value $.00001 per share (the "Shares") of Universe2U Inc. (the "Company"), which Shares will be issued pursuant to the agreements between the Company and various consultants, a form of which agreement (the "Consulting Agreement") is to be filed as an exhibit to the Registration Statement.

     I have examined the Certificate of Incorporation and By-laws of the Company and all amendments thereto, the Registration Statement and originals, or copies, certified to my satisfaction, of such records of meetings, written actions in lieu of meetings, or resolutions adopted at meetings, of the directors of the Company, the Consulting Agreement, and such other documents and instruments as in my judgment are necessary or appropriate to enable us to render the opinions expressed below.

     In examination of the foregoing documents, I have assumed the genuineness of all signatures and the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as certified or photostatic copies, and the authenticity of the originals of such latter documents.

     Based upon and subject to the foregoing, I am of the opinion that the Shares have been duly and validly authorized for issuance under the Consulting Agreement and the Shares, when issued in accordance with the terms of the Consulting Agreement, will be legally issued, fully paid and non-assessable.

     I hereby consent to the filing of this opinion as an Exhibit to the Registration Statement.

                                                 Very truly yours,


                                                /s/  Steven L. Siskind
                                                --------------------------------
                                                     Steven L. Siskind
SLS/eg